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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of UTI Energy Corp. for the registration of 1,377,651 shares of its common stock and to the incorporation by reference therein of our report dated February 18, 1999, with respect to the consolidated financial statements and schedule of UTI Energy Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                            Ernst & Young LLP

Houston, Texas
June 1, 1999